UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 14, 2012, the Board of Directors (the “Board”) of Omnicare, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved and adopted (i) the Omnicare, Inc. Executive Severance Plan (the “Executive Severance Plan”), (ii) the Omnicare, Inc. Senior Executive Severance Plan (the “Senior Executive Severance Plan” and, together with the Executive Severance Plan, the “Severance Plans” and each a “Severance Plan”) and (iii) the Omnicare, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”).
The Severance Plans
The Severance Plans are unfunded and unsecured plans that will become effective as of January 1, 2013. The Board, following the recommendation of the Committee, adopted the Severance Plans as part of its efforts to decrease use of individual employment agreements in the future and to provide consistent severance benefits for similarly situated executives. The Executive Severance Plan provides certain severance benefits to officers of the Company with the title of vice president or above selected by the Committee in the event of involuntary termination of employment by the Company other than for cause (as defined in the Executive Severance Plan). The Senior Executive Severance Plan provides certain severance benefits to senior officers of the Company selected by the Committee, including each of the Company's named executive officers, in the event of involuntary termination of employment by the Company other than for cause (as defined in the Senior Executive Severance Plan) or voluntary resignation for good reason (as defined in the Senior Executive Severance Plan). A participant that is a party to any employment agreement or other arrangement with the Company providing for severance is not eligible to receive benefits under the Severance Plans unless he or she waives any rights to such other severance.
Under the Severance Plans, following a qualifying termination, the participant will receive:

•	continuation of base salary payments for 12 months (in the case of the Executive Severance Plan) or 18 months (in the case of the Senior Executive Severance Plan) (“Severance”);

•	if the participant elects COBRA coverage, continued health coverage at the employee rate for the period for which Severance is paid; and

•	in the case of the Senior Executive Severance Plan, outplacement services.
If the qualifying termination occurs within 24 months following a Change in Control (as defined in the Company's 2004 Stock and Incentive Plan), the Severance will be paid in a lump-sum payment.
In the event that any payments or benefits under the Senior Executive Severance Plan in connection with a Change in Control would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments and benefits will either be paid or made in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to such excise tax, whichever results in a greater aggregate amount being retained by the participant on an after-tax basis.
The Company's obligation to provide payments and benefits under the Severance Plans is conditioned upon the participant providing a release of claims and complying with applicable noncompetition, nonsolicitation and nondisclosure covenants. The Company may modify or terminate the Severance Plans with respect to any or all participants, but must provide 30 days' prior notice to all impacted participants. Following a Change in Control, a Severance Plan may not be terminated or adversely amended with respect to anyone who is a participant in the Severance Plan on the date of the Change in Control without such participant's consent.

The Deferred Compensation Plan
The Deferred Compensation Plan is an unfunded, unsecured, non-qualified deferred compensation plan that will become effective as of January 1, 2013. The Deferred Compensation Plan is maintained for the purpose of allowing a select group of management or highly compensated employees of the Company, including each of the Company's named executive officers, to voluntarily defer the payment of current compensation to future years, and is intended to restore lost 401(k) plan employee and Company matching contributions that are cut back by limitations under the Code. The Company anticipates that the cost of the Company's matching contributions (described below) in 2013 under the Deferred Compensation Plan, assuming 100% participation by eligible employees and minimum contributions under the Company's 401(k) plan, will be less than $350,000.
The Deferred Compensation Plan permits each participant to annually elect to defer up to 50% of his or her base salary and up to 100% of his or her annual bonus, to be credited to a deferral contribution account established for each participant. The amounts credited to each participant's deferral contribution account will be vested at all times. The Deferred Compensation Plan also permits the Company to make, at its sole discretion, discretionary Company contributions to the Deferred Compensation Plan at any time on behalf of any participant, to be credited to a Company contribution account established for each participant. In addition, for any year in which a participant makes a deferral election, the Company will make a matching contribution on behalf of such participant equal to 50% of such participant's deferral contribution for that year, up to a maximum of 6% of such participant's eligible compensation (minus any matching contribution made by the Company under a Company sponsored qualified plan for such year), to be credited to such participant's Company contribution account. The amounts credited to each participant's Company contribution account will vest ratably based on the participant's years of service with the Company, with 20% vesting for each year and 100% vesting upon the participant's completion of five or more years of service with the Company. If a separation from service occurs as a result of the retirement, death or disability of a participant or as a result of a Change in Control (as defined in the Deferred Compensation Plan), then all amounts in such participant's Company contribution account will fully vest regardless of years of service with the Company.
Amounts in a participant's account will be indexed to one or more deemed investment alternatives chosen by the participant from a range of such alternatives available under the Deferred Compensation Plan. Each participant's account will be adjusted to reflect gains and losses based on the investment performance of the selected investment alternatives. The Company may, but is not required to, establish a grantor trust for the purpose of informally funding the Deferred Compensation Plan. Participants elect to receive distributions beginning at retirement or a specified future date, and elect to be paid in a lump sum or annual installments over a two to ten year period. If a separation from service occurs before the start of scheduled distributions, a lump sum distribution payment will be made. Distributions are accelerated upon a participant's death or disability and may be accelerated following a participant's financial hardship.
In connection with the adoption of the Deferred Compensation Plan, John L. Workman, Chief Executive Officer of the Company, has agreed to forego all future contributions to the Company's Rabbi Trust Deferred Compensation Plan (the “RTDCP”) beginning with the 2013 plan year. Mr. Workman is currently the only participant in the RTDCP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/Alexander M. Kayne
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary

Dated:  December 20, 2012

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